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                                                                    Exhibit 23



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16543) pertaining to the Atria Communities, Inc. 1996 Stock Ownership Incentive Plan; and in the Registration Statement (Form S-8 No. 333-16545) pertaining to the Atria Communities, Inc. Nonemployee Directors 1996 Stock Incentive Plan, of our report dated February 1, 1997 (except for Note 11, as to which the date is March 3, 1997) with respect to the consolidated financial statements of Atria Communities, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


/s/ ERNST & YOUNG LLP
Louisville, Kentucky
March 26, 1997